EXHIBIT 99.6


                 VOLVO
   VOLVO FINANCE NORTH AMERICA, INC.



To:             Bear Stearns Asset Backed Funding Inc.
                383 Madison Avenue
                New York, NY  10179

cc:             Bear, Stearns & Co. Inc.
                Attn:  Asset Backed Securities Group
                383 Madison Avenue
                New York, NY  10179



                             OFFICER'S CERTIFICATE
                             ---------------------


                       ANNUAL STATEMENT AS TO COMPLIANCE
                       ---------------------------------


     The undersigned officer of Volvo Finance North America, Inc. (the "Company"), does hereby advise you pursuant to Section 3.11(a) of the Servicing Agreement by and among the Company and Bear Stearns Asset Backed Funding Inc. ("Bear Stearns"), dated November 1, 2002 (the "Agreement") that:

1. A review of the activities of the Company and of its performance under the Agreement during the period from November 1, 2002 to December 31, 2002 has been made under my supervision.

2. Based on this review, to the best of my knowledge, the Company has fulfilled all its obligations under the Agreement during the aforementioned period, except for certain inaccuracies in the November and December Monthly Servicer Reports (as defined in Section 4.4 of the Agreement) that amounted to a total shortfall in payment to Bear Stearns in the amount of approximately $63,000. These inaccuracies have been corrected and revised Servicing Reports for November and December were delivered to Bear Stearns in February 2003.

                           /s/ Philip A. Masi
                           --------------------------------------
                           Name:   Philip A. Masi
                           Title:   Vice President and Chief Financial Officer


Dated:  as of December 31, 2002




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Volvo Finance North America, Inc.   Telephone
25 Philips Parkway                  201.358.6600
Montvale, NJ 07645                  800.770.8234